<PAGE 1>


      As filed with the Securities and Exchange Commission
                         on May 7, 1996

                              Registration No. 33-___________



                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549


                                  Form S-3
        Registration Statement under The Securities Act of 1933



                            GALAXY FOODS COMPANY
             (Name of Small Business Issuer in its Charter)


     Delaware               2022                   25-1391475
(State or other    (Primary Standard            (IRS Employer
jurisdiction of    Industrial Classification    Identification
incorporation)     Code Number)                 No.)


                  2441 Viscount Row, Orlando, Florida 32809
                         Telephone:  (407) 855-5500
   (Address and Telephone Number of Principal Executive Offices)


                         ANGELO S. MORINI, PRESIDENT
                            Galaxy Foods Company
                 2441 Viscount Row, Orlando, Florida  32809
                         Telephone:  (407) 855-5500
      (Name, address and telephone number of agent for service)

                                 COPIES TO:

                         KENNETH C. WRIGHT, ESQUIRE
                              Baker & Hostetler
                     200 South Orange Avenue, Suite 2300
                           Orlando, Florida  32801
                         Telephone:  (407) 649-4001

       Approximate Date of Proposed Sale to the Public: As soon as practicable after the registration statement becomes effective.
<PAGE 2>


      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box:_X_

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______________________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
_______________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                       CALCULATION OF REGISTRATION FEE

Title of
Each Class                 Proposed      Proposed
of                         Maximum       Maximum
Securities   Amount        Offering      Aggregate   Amount of
to be        to be         Price Per     Offering    Registration
Registered   Registered    Share(1)      Price       Fee

Common       8,240,568     $1.96875   $16,223,618.25   $5,594.35
Stock
$.01 par
value (2)
<PAGE 3>


Total
Registration                                            $5,594.35

(1) Estimated solely for the purpose of calculating the registration fee. Based upon the average of the closing bid and ask prices for the Company's Common Stock as reported on the National Association of Securities Dealers, Inc.
     inter-dealer quotation system on April 29, 1996, of $1.9375 and $2.00, respectively.

(2)  To be offered by Selling Stockholders.

<PAGE 4>


                GALAXY FOODS COMPANY -- CROSS REFERENCE SHEET


Item of Form S-3 and Caption       Caption in Prospectus

1. Front of Registration           Front of Registration
   Statement and Outside Front     Statement; Outside Front
   Cover of Prospectus             Cover Page

2. Inside Front and Outside Back   Inside Front and Outside
   Cover Pages of Prospectus       Back Cover

3. Summary Information and Risk    Not Applicable; Risk Factors
   Factors

4. Use of Proceeds                 Use of Proceeds

5. Determination of Offering       Cover Page; Determination of
   Price                           Offering Price; Plan of
                                   Distribution

6. Dilution                        Not Applicable

7. Selling Security Holders        Selling Stockholders

8. Plan of Distribution            Cover Page; Plan of
                                   Distribution

9. Description of Securities       Description of Capital Stock

10. Interest of Named Experts      Experts; Legal Matters
    and Counsel

11. Material Changes               Not Applicable

12. Incorporation of Certain       Incorporation of Certain
    Information by Reference       Information by Reference

13. Disclosure of Commission       Risk Factors; Plan of
    Position on Indemnification    Distribution--Manner of
    for Securities Act             Distribution; Indemnification
    Liabilities                    of Management
<PAGE 5>


PROSPECTUS                               Subject to Completion
                                                   May 6, 1996


                            GALAXY FOODS COMPANY

                              8,240,568 Shares
                        Common Stock, $.01 par value


      All of the shares covered by this Prospectus are being sold for the account of certain existing stockholders of GALAXY FOODS COMPANY, a Delaware corporation (the ``Company''), who are listed and described on Appendix A hereto (the ``Selling Stockholders''). The Company will realize no proceeds from the sale of any of these shares. The Company intends to take all necessary action to allow the distribution pursuant to this Prospectus to continue for up to two years from the initial effective date of this Prospectus.

      The securities offered hereby involve a high degree of risk, and should be considered only by persons who can afford the loss of their entire investment. See ``Risk Factors'' beginning on page 3.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
      ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               Underwriting        Proceeds
Common Stock,     Price to     Discounts and       to the
Par Value $.01    Public       Commissions (2)     Company (3)

Per Share.......  Prevailing        Not                Not
                  Market         Applicable         Applicable
                  Value (1)


(1) The shares are quoted on the electronic inter-dealer quotation system operated by Nasdaq, Inc., a subsidiary of the National Association of Securities Dealers, Inc. (the ``NASDAQ System''), in the category of Small-Cap (SM) Issues, under the symbol ``GALX.'' The distribution of the shares by the Selling Stockholders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions,
<PAGE 6>


     privately negotiated transactions, or through sales to one or more dealers for the resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. See ``Plan of Distribution.'' On April 29, 1996, the closing bid and asked prices for a share of the Company's Common Stock as quoted on the NASDAQ System was $1.9375 and $2.00, respectively.

(2) There is no underwriter with respect to this offering and each Selling Stockholder will determine the time of sales of shares made pursuant hereto. The Selling Stockholders will be responsible for any commissions for the sale of the shares offered by this Prospectus. Usual and customary or specifically negotiated brokerage commissions or fees may be paid by the Selling Stockholders in connection with such sales. There is no minimum required purchase and there generally is no arrangement to have funds received by such Selling Stockholders placed in an escrow, trust or similar account or arrangement. See ``Plan of Distribution.''

(3)  The Company will realize no proceeds from this offering.
     The expenses of this offering are being paid by the Company pursuant to its agreements with certain of the Selling
     Stockholders.  See ``Plan of Distribution.''

                    -----------------------------------

      It is anticipated that the Selling Stockholders may from time to time sell all or a part of the shares of Common Stock covered by this Prospectus in ordinary brokerage or principal transactions at prices prevailing at the time of sale or at negotiated prices. Upon any sale of the shares of Common Stock offered hereby, Selling Stockholders, brokers executing sales orders on their behalf, and dealers to whom such persons or entities may sell such shares may, under certain circumstances, be deemed to be ``underwriters'' within the meaning of the Securities Act of 1933, as amended (the ``33 Act'').

      Broker-Dealers effecting sales of shares of Common Stock pursuant to this Prospectus should carefully review the restrictions on the use hereof as described in ``Plan of Distribution--Restrictions on Use of Prospectus.''

           The date of this Prospectus is _________, 1996.
<PAGE 7>


                       AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the ``34 Act''), and in accordance therewith is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the ``SEC'') relating to its business, financial statements and other matters. Additionally, the Company has filed a certain Registration Statement on Form S-3 (SEC File No. 33-_____), relating to this offering by Selling Stockholders. As permitted by the rules and regulations of the SEC, this Prospectus omits certain information, exhibits, and undertakings contained in the Registration Statement. Copies of the Registration Statement and exhibits thereto, as well as such periodic reports, proxy statements and other information may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies also may be obtained at the Regional Offices of the SEC located at (1) 75 Park Place, 14th Floor, New York, New York 10007; (2) John W. McCormack Post Office and Courthouse Building, 90 Devonshire Street, Suite 700, Boston, Massachusetts 02109; (3) 3475 Lennox Road, N.E., Suite 1000, Atlanta, Georgia 30326-1232;
(4) 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; (5) 411 West Seventh Street, 8th Floor, Fort Worth, Texas 76102; (6) 410 Seventeenth Street, Suite 700, Denver, Colorado 80202; (7) 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036-3648; (8) 3040 Jackson Federal Building, 915 Second Avenue, Seattle, Washington 98174; and (9) Curtis Center, Independence Square West, 601 Walnut Street, Suite 1005E, Philadelphia, Pennsylvania 19106- 3322. Copies of such material also can be obtained at prescribed rates through The National Association of Securities Dealers Association at 1735 K Street, N.W., Washington, D.C. 20006-1506.

      Statements contained in this Prospectus relating to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, each such statement being qualified in all respects by such reference.


        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Company's Annual Report on Form 10-KSB for the year ended March 31, 1995, Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995, Quarterly Report on Form 10-QSB/A
<PAGE 8>


for the quarter ended September 30, 1995, Quarterly Report on Form 10-QSB/A for the quarter ended December 31, 1995, Current Report on Form 8-K dated October 10, 1995, Current Report on Form 8-K dated May 26, 1995, and Current Report on Form 8-K dated April 16, 1996, are incorporated by reference herein and made a part hereof. The Company's Proxy Statements dated July 11, 1995, and December 5, 1995, also are incorporated by reference herein and made a part hereof. All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 34 Act subsequent to the date of this Prospectus and prior to the termination of the offering represented hereby shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such a statement. A statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person who receives a Prospectus, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such a request should be directed to Galaxy Foods Company, 2441 Viscount Row, Orlando, Florida 32809, Attention: Investor Relations, or if by telephone, (407) 855-5500.
<PAGE 9>


                          RISK FACTORS

      An investment in the Shares offered hereby involves a high degree of risk and should not be purchased by persons who cannot afford the loss of their entire investment. In addition to the factors set forth elsewhere in this Prospectus, the following risk factors with respect to the Company should be carefully considered:

      Operating History. The Company reported net losses of $1,954,713 for the nine-month period ended December 31, 1995 (unaudited) and $2,497,819 for the nine-month period ended December 31, 1994 (unaudited), $5,013,578 for the fiscal year ended March 31, 1995, and $3,811,226 for the fiscal year ended March 31, 1994, or $.07, $.28, $.54, and $.69 per share, respectively (based on the weighted average number of shares of Common Stock outstanding during each period). Additionally, for the nine-month periods ended December 31, 1995 and 1994 (unaudited), and for the fiscal years ended March 31, 1995 and 1994, the Company's operating loss was $1,994,659, $2,252,840,
$4,060,978, and $2,817,268, respectively. Further, until fiscal 1996, the Company operated since its inception with a negative working capital position. As of December 31, 1995 (unaudited) and March 31, 1995, the Company had $3,371,776 and $961,039,
respectively in current assets, and $913,370 and $3,886,666, respectively, in current liabilities. The future success of the Company will depend, among other factors, upon management's ability to increase sales, restore and maintain profitable operations, and obtain favorable financing arrangements. There can be no assurance that the Company will be able to increase sales, become profitable, attain improved operating results or obtain favorable financing arrangements.

      Possible Need for Additional Financing. The Company will not receive any proceeds from this offering. In the event that the Company does not generate cash flow sufficient to satisfy future cash requirements, the Company will be required to seek additional financing in the near future. If additional financing is required, there is no assurance that financing will be available, or if available, that it can be obtained on terms favorable to the Company. Additional financing may require the Company to issue additional debt or equity securities which may rank senior to the shares of Common Stock and which could dilute any investment made in the Company. In addition, absent the Company's ability to obtain additional funding, there could be a material adverse effect on the Company's business and prospects.
<PAGE 10>


      Lack of Dividends. It is the present policy of the Company to retain any future earnings to finance growth and development.
Accordingly, it is unlikely that dividends will be paid by the Company in the foreseeable future.

      Extensive Shareholdings by Management. As of April 29, 1996, Angelo S. Morini, the Company's founder, President, and Chief Executive Officer, owned approximately 44.4% of the issued and outstanding shares of the Company's Common Stock, and held certain rights and options to acquire an additional 141,500 shares of Common Stock. In the event Mr. Morini exercises his rights and options, and acquires all of the 141,500 shares, and assuming that no other options or warrants are exercised or granted, Mr. Morini will own approximately 44.6% of the outstanding Common Stock. In the event all unexercised rights, options, and warrants become vested and are exercised (including Mr. Morini's), as adjusted to reflect such issuance and assuming no other options or warrants are granted, Mr. Morini will own approximately 42.2% of the outstanding Common Stock. Since no provision exists for cumulative voting, investors who purchase Common Stock may be unable to elect any members of the Board of Directors or exercise significant control over the Company or its business. See ``Description of Capital Stock.''

      Potential Sales and Issuances of Additional Stock. As of April 29, 1996, there were outstanding options and warrants to acquire up to 3,314,062 shares of Common Stock, including the 141,500 shares subject to options held by Mr. Morini, in addition to the 54,759,372 shares of Common Stock of the Company issued and outstanding as of that date. As of April 29, 1996, a total of 30,240,628 shares are authorized but not yet issued and outstanding, including 3,314,062 shares which have been reserved for issuance upon exercise of options and warrants that have been granted by the Company. A substantial portion of such options and warrants are ``in the money'' and are currently exercisable. ``In the money'' generally means that the current market price is above the purchase price of the shares subject to the warrant or option. The issuance of additional Common Stock upon the exercise of options and warrants will dilute the proportionate ownership of the then current shareholders of the Company.

      As of April 29, 1996, 4,000 shares of the Company's Series A Convertible Preferred Stock, $.01 par value (the ``Series A Preferred Stock''), were issued and outstanding. The terms of the Series A Preferred Stock provide that the holder thereof shall have the right to convert such shares into shares of Common Stock at any time after June 30, 1996 at a conversion price (the ``Conversion Price'') equal to 71.5%, which percentage is subject
<PAGE 11>


to adjustment upon the occurrence of certain events (the ``Conversion Percentage''), multiplied by the Average Market Price (as defined below) of the Common Stock for the five consecutive trading days ending one trading day prior to the date the notice of conversion is received from the holder by the Company; provided, however, that in no case shall the holder be permitted to hold, in the aggregate, such number of shares of Common Stock which would exceed 4.9% of the aggregate outstanding shares of Common Stock. The ``Average Market Price'' of the Common Stock is the arithmetic average of the closing bid prices for the Common Stock for each trading day as quoted on the NASDAQ System or, if the NASDAQ System is not the principal trading market for the Common Stock, on the principal trading market for the Common Stock, or, if market value cannot be so calculated, the average fair market value during such period as reasonably determined in good faith by the Company's Board of Directors (all as appropriately adjusted for any stock dividend, stock split, or other similar transaction during such period or between the end of such period and the date of conversion). The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock is determined by dividing the stated value of the Series A Preferred Stock, which is equal to $1,000 (the ``Stated Value''), by the Conversion Price then in effect. See ``Description of Capital Stock-Preferred Stock-Series A Convertible Preferred Stock.'' The Company has estimated that 3,500,000 shares of Common Stock will be issuable to the holder of the Series A Preferred Stock upon conversion and is registering such number of shares pursuant to the Registration Statement of which this Prospectus is a part. In the event that the Series A Preferred Stock is convertible into a greater number of shares of Common Stock, additional Common Stock will be registered by the Company on behalf of the holder of the Series A Preferred Stock.

      Additionally, the Company may offer additional securities in private and/or public offerings in order to raise working capital and retire or refinance its indebtedness. Any such issuance could adversely affect the market price of the Common Stock or result in substantial dilution to existing holders of Common Stock.

      Broker-Dealer Sales of Company Common Stock. The Company's Common Stock is covered by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000
<PAGE 12>


jointly with their spouses). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities, and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

      Market Overhang. As of April 29, 1996, approximately 28,287,783 shares of the 54,759,372 shares of issued and outstanding Common Stock of the Company were freely tradable (unless acquired by an ``affiliate'' of the Company) under the 33 Act or issued without restrictive legend in a series of transactions exempt from the registration requirements of the 33 Act in accordance with the requirements of Regulation S promulgated thereunder. The Company has been advised by its transfer agent that all of the 22,350,830 shares issued under Regulation S have been transferred by the original purchasers and have been put in the nominee names of United States' securities brokerage firms, banks, and trust companies. The Company is unaware of the circumstances of the transfers. Of the remaining 26,471,589 shares of Common Stock issued and outstanding, and 3,314,062 additional shares of Common Stock which the Company is obligated to issue pursuant to outstanding options and warrants, 853,044 shares so issued or issuable are included for sale pursuant to this Prospectus.

      All of the shares which are not freely tradable are ``restricted securities'' within the meaning of Rule 144 promulgated by the SEC under the 33 Act (``Rule 144''), and may be sold in open market transactions after the holding period under Rule 144 with respect thereto has been met. As to shares subject to outstanding options and warrants, the two-year holding period generally will not begin until the shares underlying such options or warrants actually have been acquired. After the two-year holding period has been met, each holder generally may sell, every three months in brokerage transactions, an amount equal to the greater of one percent of the Company's outstanding Common Stock or the amount of the average weekly trading volume during the four weeks preceding the sale. After three years, unless any such holder is an ``affiliate'' of the Company, such sales can be made without restriction. See also, ``Plan of Distribution--Manner of Distribution.''

      As of April 29, 1996, 4,000 shares of the Company's Series
A Preferred Stock were issued and outstanding. The terms of the Series A Preferred Stock provide that the holder thereof shall
<PAGE 13>


have the right to convert such shares into shares of Common Stock at any time after June 30, 1996 at a Conversion Price equal to the Conversion Percentage, which percentage is subject to adjustment upon the occurrence of certain events, multiplied by the Average Market Price of the Common Stock for the five consecutive trading days ending one trading day prior to the date the notice of conversion is received from the holder by the Company. Under certain circumstances, the Company may require the holder of the Series A Preferred Stock to convert some or all of its shares of Series A Preferred Stock into Common Stock. In no case, however, shall the holder be permitted to hold, in the aggregate, such number of shares of Common Stock which would exceed 4.9% of the aggregate outstanding shares of Common Stock. The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock is determined by dividing the Stated Value of the Series A Preferred Stock by the Conversion Price then in effect. See ``Description of Capital Stock-Preferred Stock-Series A Convertible Preferred Stock.'' The Company has estimated that 3,500,000 shares of Common Stock will be issuable to the holder of the Series A Preferred Stock upon conversion and is registering such number of shares pursuant to the Registration Statement of which this Prospectus is a part. In the event that the Series A Preferred Stock is convertible into a greater number of shares of Common Stock, additional Common Stock will be registered by the Company on behalf of the holder of the Series A Preferred Stock. Upon registration, all such shares of Common Stock shall be freely tradable. The Company has agreed with the holder of the Series A Preferred Stock to maintain the effectiveness of the registration of the Common Stock into which the Series A Preferred Stock is convertible until the earlier of
(a) the date that all of such Common Stock may be sold pursuant to Rule 144(k) under the 33 Act, or (b) the date on which (i) all of such Common Stock have been sold and (ii) none of the Series A Preferred Stock issued and outstanding as of the date hereof are outstanding.

      Because the sales pursuant to this Prospectus will not, and the resale of any additional shares which may be attempted under Rule 144 or Regulation S may not, be effected through an underwriter pursuant to a firm commitment agreement, there will be a substantial number of additional shares which may be available for sale on the market at one time without any control over the timing or volume of sales thereof by the Company or any third party. The Company cannot foresee the impact of such potential sales on the market, but it is possible that if a significant percentage of such available shares are attempted to be sold within a short period of time, the effect on the market may be negative. It is also unclear as to whether or not the
<PAGE 14>


market for the Company's Common Stock could absorb a large number of attempted sales in a short period of time, regardless of the price at which the same might be offered. It is noted that even if a substantial number of sales are not effected within a short period of time, the mere existence of this ``market overhang'' could have a negative effect on the market for the Company's Common Stock and the Company's ability to raise additional capital or refinance its indebtedness.

      Reliance Upon Key Personnel. The success of the Company will be largely dependent upon the personal efforts and abilities of Angelo S. Morini, its Chief Executive Officer. Should Mr. Morini cease to be affiliated with the Company before a qualified replacement is found, there could be a material adverse effect on the Company's business and prospects. Mr. Morini entered into an employment agreement with the Company on October 10, 1995. The term of such employment agreement is five years but is terminable by Mr. Morini in the event of a change of control. In the event of a change in control, or in the event that Mr. Morini is terminated for ``cause'' (as defined in the employment agreement), Mr. Morini has agreed that, for a period of one year following the date that his employment with the Company terminates, he shall not engage himself, directly or indirectly, in any business substantially similar or provide service or products to the Company's customers. The Company currently is the beneficiary of a key man life insurance policy on Mr. Morini's life in the amount of $250,000, and a term life policy in the amount of $750,000. This sum would likely not be sufficient to compensate the Company for the loss of Mr. Morini's services until a suitable replacement can be engaged.

      Intense Competition. The food industry is highly competitive. In particular, the Company competes with major companies such as Kraft (which produces products under the Kraft Free (R) label), Borden's, and ConAgra (which produces products under the Healthy Choice (R) label), each of which has substantially greater research and development, marketing, financial and human resources than the Company. In addition, competitors may succeed in developing new or enhanced products which are better than any that may be sold or developed by the Company, and such companies may also prove to be more successful than the Company in marketing and selling such products. There can be no assurance that the Company will be able to compete successfully with any of these companies or achieve a greater market share than it currently possesses.

      Uncertainties Regarding Trademark Protection; No Patent
Protection.  The Company owns the trademark formagg (R), which is
<PAGE 15>


registered in the United States, Australia, Canada, France, Ireland, Israel and the United Kingdom, and the trademarks Lite Bakery (R), Galaxy (R), Labella's (R), Soyco (R), and Soymage (R), each of which is registered in the United States, and has applied for registration of the trademarks formagg (TM) in Japan, and Lite ``&'' Less (TM) and Pretzel Nuts (TM) in the United States. The Company believes these trademarks are important means of establishing consumer recognition of its products. However, there can be no assurance as to the breadth or degree of protection that these trademarks may afford the Company, or that the Company will have the financial resources to engage in litigation against any infringement of its trademarks, or as to the eventual outcome of any litigation if brought. In addition, although the Company owns the trademark for the name Galaxy (R), it has applied for but has not yet received registration of its current design.

      While the Company believes that its formulas, processes and manufacturing equipment are proprietary, the Company has not sought, and does not intend to seek, patent protection for such technology. In not seeking patent protection, the Company is instead relying on the complexity of its technology, on trade secrecy laws, and employee confidentiality agreements. However, there can be no assurance that other companies will not acquire information which the Company considers to be proprietary or will not independently develop equivalent or superior products or technology and obtain patent or similar rights with respect thereto. Although the Company believes that its technology has been independently developed and does not infringe the patents of others, certain components of the Company's manufacturing equipment and processes could infringe existing or future patents, in which event the Company may be required to modify its equipment designs or processes or obtain a license. No assurance can be given that the Company will be able to do so in a timely manner or upon acceptable terms and conditions and the failure to do either of the foregoing could have a material adverse effect on the Company.

      Uninsured Losses. The Company has acquired comprehensive insurance for the Company's property, including liability, fire and extended coverage, which is customary for similar property. However, there are certain types of losses which are either uninsurable or not economically insurable within the Company's budget. Should an uninsured event occur with respect to its property, the Company could suffer additional losses.

      Reliance on Key Customers. For the nine-month periods ended December 31, 1995 and 1994 (unaudited) and fiscal years ended March 31, 1995 and 1994, the Company had net sales of
<PAGE 16>


$2,298,666, $4,305,174, $4,748,283, and $6,011,819, respectively.
Sysco Food Service and Texas Smokehouse Foods, Inc. each represented more than 5% of the Company's gross sales for fiscal 1995, and Sysco Foods Service, Multi-Foods Corporation, Perry County Foods, Ameriserv, and Stow Mills each represented more than 5% of the Company's gross sales for the nine-month period ended December 31, 1995 (unaudited). The Company does not have any contractual arrangements with any of its customers which require any minimum level of purchases. In the event any of these customers were to cease to distribute or purchase the Company's products, the Company would have to seek additional distribution channels, and its business could be materially adversely affected.

      Reliance on Foreign/Key Suppliers. Due to the export supports and subsidies provided by such countries as New Zealand and members of the European Economic Community, suppliers from such countries are often able to supply raw materials to the Company at prices lower than domestic suppliers. Accordingly, the Company purchases its major ingredient, casein (a milk protein), from foreign suppliers. Although the Company believes that it could obtain casein from domestic sources if a foreign supply of casein were reduced or terminated, no assurance can be given that it would be able to do so and, in any event, the interruption in the Company's production could have an adverse effect on the Company's business. Because casein is purchased by the Company from foreign suppliers, its availability is subject to a variety of factors, including federal import regulations.
In the event the relevant export supports or subsidies are reduced or eliminated or the United States takes retaliatory action or otherwise establishes trade barriers with any of the countries which supplies casein to the Company, such an event could have a material adverse affect on the Company and its operations. Moreover, exchange rate fluctuations and/or the imposition of import quotas or tariffs could, have an adverse effect on the Company's business and its ability to compete with conventional cheese companies that do not rely on foreign suppliers.

      For the nine-month periods ended December 31, 1995 and 1994 (unaudited) and for the fiscal years ended March 31, 1995 and 1994, the Company purchased $1,091,683, $1,646,683, $1,802,476, and $2,177,958, respectively, of casein, canola and other oils, and other ingredients, which are the principal raw materials used to manufacture the Company's products. Principal suppliers of the Company's raw materials are Besnier-Scerma U.S.A., Ashland Chemical Company, Fugi Vegetable Oil, Inc., Wilsey Foods, Industrial Commodities, Inc., Systems-Bio Industries, Inc., Food
<PAGE 17>


Ingredient Sales, Inc., and Grain Processing Corp. Generally, the Company does not have any contractual arrangements with any of these entities, except for short-term agreements for periods of less than six months. If any of these entities were to cease to supply casein, canola oil, enzymes, or chemicals to the Company, the Company would have to seek additional sources of its major raw materials, and its business could be materially adversely affected.

      Government Regulation. The Company is subject to extensive regulation by federal, state, and local governmental authorities regarding the quality, purity, manufacturing, distribution, and labeling of food products. The Company's manufacturing facility is subject to regulation and inspection by the United States Department of Agriculture, the United States Food and Drug Administration, the Florida Department of Agriculture and Consumer Services, and the Orange County, Florida, Department of Health. A finding of a failure to comply with one or more regulatory requirements can result in the imposition of sanctions including closing of all or a portion of a facility for a period during which the manufacturer is permitted to attempt to remedy the alleged violations. In addition to licensing requirements, a regulatory agency could declare a product hazardous or limit its use or require a recall of a product.

      The Company believes that it is currently in substantial compliance with all applicable governmental regulations regarding its current products and has all material government permits, licenses, qualifications, and approvals required for its operations. However, there can be no assurance that the Company will be able to continue to comply with such regulations, or comply with future regulations, without inordinate cost or interruption of the Company's operations.

      Authorized Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, privileges, and restrictions granted to and imposed upon any series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series. The Board of Directors is thus authorized to permit the Company to issue one or more series of Preferred Stock with voting and conversion rights which could adversely affect the interests or voting rights of the holders of Common Stock, without obtaining the approval of the holders of Common Stock.

      As of April 16, 1996, the Company authorized and thereafter issued 4,000 shares of its Series A Preferred Stock. The terms
<PAGE 18>


of the Series A Preferred Stock provide that the holder thereof shall have the right to convert such shares into shares of Common Stock at any time after June 30, 1996 at the Conversion Price equal to the Conversion Percentage, which percentage is subject to adjustment upon the occurrence of certain events, multiplied by the Average Market Price of the Common Stock for the five consecutive trading days ending one trading day prior to the date the notice of conversion is received from the holder by the Company. Under certain circumstances, the Company may require the holder of the Series A Preferred Stock to convert some or all of its shares of Series A Preferred Stock into Common Stock. In no case, however, shall the holder be permitted to hold, in the aggregate, such number of shares of Common Stock which would exceed 4.9% of the aggregate outstanding shares of Common Stock. The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock is determined by dividing the Stated Value of the Series A Preferred Stock by the Conversion Price then in effect.

      The holders of the Series A Preferred Stock are not entitled to receive any dividends with respect to the Series A Preferred Stock. The holders of the Series A Preferred Stock are entitled to a liquidation preference, prior to the payment of any amounts payable to the holders of the Common Stock, equal to the Stated Value per share of Series A Preferred Stock. Although the Company may authorize and issue additional or other preferred stock which is of equal or junior rank to the Series A Preferred Stock with respect to the preferences as to distributions and payments upon liquidation, dissolution or winding up of the Company, the Company may not authorize or issue capital stock which is senior in rank to the Series A Preferred Stock with respect to such rights and preferences. The Company has the right to redeem all or any part of the Series A Preferred Stock at any time subsequent to 180 days after the effective date of the Registration Statement at a redemption price of $1,398.60 per share. See ``Description of Capital Stock- Preferred Stock.''

      The Company has no present plans to issue any additional shares of Preferred Stock.


                           THE COMPANY

      The Company was first incorporated under the name ``Galaxy
Cheese Company'' under the laws of the Commonwealth of Pennsylvania in 1980 and was merged into a wholly-owned subsidiary of the same name organized under the laws of the State of Delaware in 1987. In February 1992, the Company officially
<PAGE 19>


changed its name from Galaxy Cheese Company to Galaxy Foods
Company. The Company operates a comprehensive manufacturing facility at its corporate offices located at 2441 Viscount Row, Orlando, Florida.

      The Company's products are marketed to retailers in three principal markets: retail, food service, and industrial. Customers ranging from supermarket chains and health food stores, to industrial food manufacturers which utilize the Company's products in the production of food items such as frozen pizza, to restaurant chains, to food service distributors, and to institutions such as hotels, hospitals and schools.

      In June 1991, the Company suffered a complete loss, due to fire, of its sole-existing manufacturing facility located in New Castle, Pennsylvania. The fire was ruled an arson by the Pennsylvania Fire Marshall of the Pennsylvania State Police, and the investigation of the circumstances surrounding the fire is still open according to that agency. After the fire, the Company used the proceeds of its property and business interruption insurance to refurbish and equip a comprehensive manufacturing facility in Orlando, Florida. The Company has relocated its entire operations from New Castle, Pennsylvania, to its new facility in Orlando, Florida. In June 1992, the Company resumed production and shipment of many of its products directly from its Orlando plant to customers in each of the Company's three principal markets--retail, food service and industrial. Since that time, the Company has focused its efforts on increasing its sales by introducing into the market new products and re-introducing certain products that were originally introduced prior to the fire, engaging nationwide distributors and brokers in the marketing of its products, and concentrating its marketing efforts on its nutritionally superior substitute cheese line of products.


                         SELLING STOCKHOLDERS

      See Appendix A for information regarding the identity of the Selling Stockholders, their relationship with the Company, if any, the shares of Common Stock presently owned by each of the Selling Stockholders, and the number of such shares which are offered by them for sale hereunder.


<PAGE 20>


                         PLAN OF DISTRIBUTION

      The 8,240,568 shares of Common Stock of the Company offered hereby are being registered for sale pursuant to the Registration Statement for the accounts of the Selling Stockholders, and the Company will receive none of the proceeds from the sale of any such shares. The shares being offered hereby will not be sold through underwriters. However, the Selling Stockholders or any broker or dealer utilized by them in connection with any sales hereunder may be considered ``underwriters'' as defined in the 33 Act. The Company is bearing all of the estimated $62,000 in expenses associated with the Registration Statement.

Manner of Distribution

      As of the date of this Prospectus, no Selling Stockholder has informed the Company that the Selling Stockholder has any agreement, arrangement, or understanding with any broker or dealer concerning the distribution of shares of Common Stock offered hereby. The distribution of the shares of Common Stock by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions)
(i) in the over-the-counter market, (ii) in negotiated transactions, (iii) pursuant to Rule 144, if available at the time of sale, or (iv) a combination of such methods of sale, at market prices prevailing at the time of sale or at negotiated prices. As described below under ``Restrictions on Use of Prospectus,'' in the case of the Selling Stockholders who elect to effect such transactions by selling shares to or through broker-dealers, such broker-dealers may receive compensation in the form of usual and customary brokerage commissions only.

      The Company has agreed to indemnify certain of the Selling Stockholders and their ``controlling persons'' or ``underwriters'' (as such terms are defined in the 33 Act) participating in the distribution of shares of the Common Stock hereunder from certain liabilities, including those arising under the securities laws. The Company has been informed that any such indemnification for liabilities arising under the 33 Act is, in the opinion of the SEC, against public policy and, therefore, unenforceable.

      Certain Selling Stockholders may be considered affiliates of the Company.

<PAGE 21>


Sales by Broker-Dealers

      The Company's Common Stock is covered by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities, and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

Restrictions on Use of Prospectus

      This Prospectus may only be used in accordance with the sales of Common Stock effected hereunder in compliance with the following:

      1. A Selling Stockholder may either sell directly to a purchaser or place for sale any shares of Common Stock with broker-dealers registered as such with the National Association of Securities Dealers, Inc. (``NASD'') who are in good standing with such organization. In connection with sales made directly to a purchaser by a Selling Stockholder, the Selling Stockholder must deliver a prospectus to the prospective purchaser and must comply with applicable laws of the states in which the purchaser lives. For sales made by NASD members, the Selling Stockholder shall deliver to the broker all necessary information to allow the broker to comply with the prospectus delivery and other requirements of applicable law in connection with any such sale. The agreement with the Selling Stockholder's selling agent must contain all usual and customary provisions, including, without limitation, the obligation to (i) comply with all applicable rules of the NASD, (ii) provide no additional information and make no representations other than those contained in the Registration Statement, (iii) comply with all applicable rules of the SEC and applicable state Blue Sky authorities, including prospectus delivery requirements, and (iv) otherwise comply with the requirements for the use of the Registration Statement and the sale of Common Stock thereunder imposed hereby and by applicable law.

<PAGE 22>


      2. No information or offering materials other than the Prospectus, as it may be amended or supplemented, may be used by a Selling Stockholder or broker-dealer in effecting sales hereunder.

      3. As the Registration Statement will remain effective by the Company, if practicable, for up to two years from the initial effective date of the Registration Statement, it may be necessary for the Company to supplement and amend the Registration Statement from time to time. Upon notice from the Company that any such supplement or amendment is necessary, a Selling Stockholder shall cease any effort to sell any shares of Common Stock offered for sale pursuant to the Registration Statement, and shall cause any selling agent to cease all sales efforts, and will not so sell any such shares of Common Stock until he has received the supplemented or amended prospectus and delivered a copy of the same to any prospective purchaser or broker effecting any such sale, as required by law.

      4. The Selling Stockholder will bear all commissions, transfer taxes, fees and disbursements of its counsel, if any, and all other expenses directly related to its sale of Common
Stock hereunder.

      5. No broker-dealer selling shares of Common Stock hereunder shall be compensated at other than usual and customary broker rates.

      6. From and after the time any shares of Common Stock are deposited with a selling agent for sale hereunder and until the agreement with such selling agent is terminated and all certificates representing unsold shares of Common Stock are returned to the Selling Stockholders, certain of the Selling Stockholders may not sell, make any short sale of, loan, pledge, grant any option for the purchase of or otherwise dispose of, such shares, without the prior written consent of the selling agent.

      The Company has advised each of the Selling Stockholders of its obligation to comply fully with applicable securities law restrictions regarding the sale of Common Stock pursuant to this Prospectus, including the above described requirements. In addition, the Company has advised each Selling Stockholder of its obligation to comply fully with the anti-manipulation provisions of the 34 Act, including Rules 10b-5, 10b-6, and 10b-7 promulgated thereunder, namely not to buy shares of Common Stock, not to solicit purchases of shares of Common Stock by others, and not to engage in any stabilization transaction with respect to
<PAGE 23>


the price of the Common Stock to facilitate the Selling
Stockholder's distribution hereunder. Each Selling Stockholder also has been advised to notify the Company when its distribution is completed.

Other Offers

      The Company may negotiate from time to time with creditors or claimants to exchange shares of Common Stock in satisfaction of indebtedness or obligations of the Company. Additionally, the Company periodically negotiates with other parties for the possible private placement or public offering of shares. Certain of these negotiations may result in agreements with such parties. The Company reserves the right, from time to time, to file additional registration statements, which would provide for sale or distribution in a manner similar to that described herein, for the sale of shares of Common Stock or other securities on the open market or otherwise.


                           USE OF PROCEEDS

      The sale of shares of Common Stock of the Company pursuant to this Prospectus will be solely for the account of the Selling Stockholders, and the Company will receive none of the proceeds from the sales of such shares, or any direct benefit, other than its having complied with various agreements as described elsewhere in this Prospectus.


                    DETERMINATION OF OFFERING PRICE

      The price of the shares of Common Stock offered for sale by the Selling Stockholders pursuant to the terms of the secondary offering described in this Prospectus will be determined in arm's length negotiations between each Selling Stockholder and certain parties interested in purchasing the Common Stock or interested in acting as brokers for the sale of the Common Stock. Factors which are relevant to the determination of the offering price may include but are not limited to the market price for the shares, consideration of the amount of Common Stock offered for sale relative to the total shares of Common Stock outstanding, the trading history of the Company's outstanding securities, the financial prospects of the Company, and the trading price of other companies similar to the Company in terms of size, operating characteristics, industry and other similar factors.

<PAGE 24>


                    DESCRIPTION OF CAPITAL STOCK

General

      The Company is authorized to issue an aggregate of 85,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value. As of April 29, 1996, 54,759,372 shares of Common Stock were issued and outstanding and held of record by approximately 604 shareholders. Of the approximately 604 shareholders of record at April 29, 1996, two were nominees which held approximately 27,320,179 issued and outstanding shares for their customers in so-called ``street name.'' As of April 29, 1996, the Company had authorized and issued 4,000 shares of Series A Convertible Preferred Stock. No other shares of Preferred Stock have been authorized or issued.

Common Stock

      The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted by stockholders. All voting is on a noncumulative basis. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available after provision has been made for each class of stock, if any, having preference over Common Stock as to dividends. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to receive pro rata all assets remaining available for distribution to them, after provision has been made for such class of stock, if any, having preference over Common Stock to liquidation. The Common Stock has no preemptive or other subscription rights and is not subject to any future calls or assessments. There are no conversion rights, redemption or sinking fund provisions applicable to shares of Common Stock. All of the outstanding shares of Common Stock are, including shares of Common Stock issuable upon exercise of warrants (when purchased in accordance with the terms thereof), will be, when issued and delivered, fully paid and nonassessable.

Preferred Stock

      Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, privileges, and restrictions granted to and imposed upon any series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series. The Board of Directors is thus authorized to permit the Company to issue one or more series of Preferred Stock
<PAGE 25>


with voting and conversion rights which could adversely affect the interests or voting rights of the holders of Common Stock, without obtaining the approval of the holders of Common Stock. The issuance of such stock could also have the effect of delaying or preventing a change in control of the Company.

      Series A Convertible Preferred Stock.

      As of April 16, 1996, the Company authorized and issued 4,000 shares of Series A Preferred Stock. The terms of the Series A Preferred Stock provide that the holders thereof shall have the right to convert such shares into shares of Common Stock at any time after June 30, 1996 at a Conversion Price equal to the Conversion Percentage multiplied by the Average Market Price of the Common Stock for the five consecutive trading days ending one trading day prior to the date the notice of conversion is received from the holder by the Company. Under certain circumstances, the Company may require the holder of the Series A Preferred Stock to convert some or all of its shares of Series A Preferred Stock into Common Stock. In no case, however, shall the holder be permitted to hold, in the aggregate, such number of shares of Common Stock which would exceed 4.9% of the aggregate outstanding shares of Common Stock. The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock is determined by dividing the Stated Value of the Series A Preferred Stock, which is equal to $1,000, by the Conversion Price then in effect.

      In addition, pursuant to the terms of the Series A Preferred Stock, in the event that a registration statement registering the shares of Common Stock into which the Series A Preferred Stock is convertible has not been declared effective as of June 30, 1996, or if sales cannot be made pursuant to the registration statement, or if the Common Stock is not listed on the NASDAQ System, the New York Stock Exchange (``NYSE'') or the American Stock Exchange (``AMEX''), the Conversion Percentage of the Series A Preferred Stock is required to be reduced by such number of percentage points equal to three times the sum of (i) the number of months (prorated for partial months) by which the effectiveness of the registration statement is delayed, (ii) the number of months that sales cannot be made after the effective date of the registration statement, and (iii) the number of months that the Common Stock is not listed or included for quotation on the NASDAQ System, NYSE or AMEX. 3,500,000 shares of Common Stock into which the Series A Preferred Stock is convertible are being registered pursuant to the Registration Statement of which this Prospectus is a part.
<PAGE 26>


      Furthermore, if a holder of Series A Preferred Stock converts Series A Preferred Stock into Common Stock (the ``Conversion Stock''), and a subsequent event as described above requires adjustment to the Conversion Percentage prior to the sale by such holder of such Conversion Stock, the Company is required to pay to such holder, within five days after receipt of a notice of sale therefrom, an amount equal to the Average Market Price of the Conversion Stock for the five trading days ending one trading day prior to the date of conversion multiplied by three-hundredths (0.03) times the number of months (prorated for partial months) for which adjustment is required, as described above. Such amount may be paid by the Company either in cash or, at the Company's option, in Common Stock based on the Average Market Price of the Conversion Stock for the period of five consecutive trading days ending on the date of the sale of such Conversion Stock, provided, that cash must be paid (i) in the event that the Common Stock is not traded on NASDAQ System, NYSE, or AMEX or (ii) with respect to such shares which would cause the holder of such shares to own Common Stock in excess of 4.9% of the outstanding shares of Common Stock of the Company.

      The holders of the Series A Preferred Stock are not entitled to receive any dividends with respect to the Series A Preferred Stock. The holders of the Series A Preferred Stock are entitled to a liquidation preference, prior to the payment of any amounts payable to the holders of the Common Stock, equal to the Stated Value per share of Series A Preferred Stock. Although the Company may authorize and issue additional or other preferred stock which is of equal or junior rank to the Series A Preferred Stock with respect to the preferences as to distributions and payments upon liquidation, dissolution or winding up of the Company, the Company may not authorize or issue capital stock which is senior in rank to the Series A Preferred Stock with respect to such rights and preferences. The Company has the right to redeem all or any part of the Series A Preferred Stock at any time subsequent to 180 days after the effective date of the registration statement referred to hereinabove at a redemption price of $1,398.60 per share.

      The Company has no present plans to issue any additional shares of Preferred Stock.


                           LEGAL MATTERS

      Baker & Hostetler, Orlando, Florida, has rendered an opinion that the shares of Common Stock offered hereby are
<PAGE 27>


legally issued, fully paid and nonassessable. None of the attorneys in such firm holds securities of the Company.


                              EXPERTS

      The financial statements for the fiscal years ended
March 31, 1995, and March 31, 1994, that are incorporated in this Prospectus and the Registration Statement by reference have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report incorporated herein by reference and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.
<PAGE 28>


                                 APPENDIX A

                            SELLING STOCKHOLDERS
                                                     Percentage
                                                   of Outstanding
                                                     Shares of
                                        Number of    Common Stock
                                         Shares of      to be
                         Number of       Common     Beneficially
                         Shares of       Stock to    Owned After
             Number of  Common Stock be Beneficially  Completion
              Shares      Offered      Owned Assuming     of
Name and    of Common     for Sale    Sale of All    Distribution
Address of    Stock       Pursuant       Shares     Assuming Sale
Selling    Beneficially   to this       Offered     of all Shares
Stockholder   Owned      Prospectus    Hereunder       Offered


ALLENSTOWN
INVESTMENT
COMPANY
(1). . . . . 580,000      580,000          0             0%
706 Ocean Drive
Juno Beach, Florida  33408

LEE
CHIRA
2) . . . . .  75,000       75,000          0             0%
3300 S. Hiawassee Road, Suite 107
Orlando, Florida  32835-6331

DIRECTIONS
INTERNA-
TIONAL (3). . 50,000       50,000           0             0%
Attention James Wong
2329 Coit Road, Suite B
Plano, Texas  75075

FOUR HORSEMEN,
LTD. (4). . . 18,000       18,000           0             0%
Third Floor Murdoch House
South Quay, Douglas
Isle of Man IM1 5AS

DANIEL GALLERY
(5). . . . . .50,000       50,000           0             0%
3414 Prospect Drive
Castle Rock, Colorado  80104
<PAGE 29>


                                                     Percentage
                                                   of Outstanding
                                                     Shares of
                                        Number of    Common Stock
                                         Shares of      to be
                         Number of       Common     Beneficially
                         Shares of       Stock to    Owned After
             Number of  Common Stock be Beneficially  Completion
              Shares      Offered      Owned Assuming     of
Name and    of Common     for Sale    Sale of All    Distribution
Address of    Stock       Pursuant       Shares     Assuming Sale
Sellng    Beneficially   to this       Offered      of all Shares
Stockholder   Owned      Prospectus    Hereunder       Offered

RICHARD
GENTILE
(6) . . . .   49,250       49,250           0             0%
6505 Market Street, 103
Boardman, Ohio 44512

GFL ADVANTAGE
FUND LTD.
(7) . . . .3,500,000    3,500,000           0           5.6%
c/o Genesee Advisors
Attention Neil T. Chau
11921 Freedom Drive, Suite 550
Reston, Virginia 22090

GFL
PERFORMANCE
FUND
LTD. (8). .1,337,524    1,337,524           0           2.1%
c/o Genesee Advisors
Attention Neil T. Chau
11921 Freedom Drive, Suite 550
Reston, Virginia 22090

MARK G.
HOLLO (9) . .676,644      676,644           0             1%
101 Park Avenue
New York, New York  10178

J&C RESOURCES,
INC. (10). . 300,000      300,000           0             0%
96 Walden Pond Drive
Nashua, New Hampshire  03060
<PAGE 30>


                                                     Percentage
                                                   of Outstanding
                                                     Shares of
                                        Number of    Common Stock
                                         Shares of      to be
                         Number of       Common     Beneficially
                         Shares of       Stock to    Owned After
             Number of  Common Stock be Beneficially  Completion
              Shares      Offered      Owned Assuming     of
Name and    of Common     for Sale    Sale of All    Distribution
Address of    Stock       Pursuant       Shares     Assuming Sale
Sellng    Beneficially   to this       Offered      of all Shares
Stockholder   Owned      Prospectus    Hereunder       Offered


J.C. II
CORPORATION
(11)         300,000      300,000           0              *
415 Fullerton Parkway
Apt. 1204
Chicago, Illinois  60614

DENNIS JONES
REVOCABLE
TRUST
U/T/A
DATED
03/16/93
(12). . . . . 3,333         3,333           0             0%
Attention Dennis Jones, Trustee
262 Carlyle Lake Drive
St. Louis, Missouri  63141

KOI
COMMUNICATIONS
CORPORATION
(13) . . . . 40,000        40,000           0             0%
Attention Mr. Thomas Tedrow
1110 Palmer Avenue
Winter Park, Florida  32789

JACK
LAMPERT
(12) . . .   45,297        45,297           0             0%
1750 South Big Bend
St. Louis, Missouri  63117
<PAGE 31>


                                                     Percentage
                                                   of Outstanding
                                                     Shares of
                                        Number of    Common Stock
                                         Shares of      to be
                         Number of       Common     Beneficially
                         Shares of       Stock to    Owned After
             Number of  Common Stock be Beneficially  Completion
              Shares      Offered      Owned Assuming     of
Name and    of Common     for Sale    Sale of All    Distribution
Address of    Stock       Pursuant       Shares     Assuming Sale
Sellng    Beneficially   to this       Offered      of all Shares
Stockholder   Owned      Prospectus    Hereunder       Offered


ARTHUR
LEVINE
(1) . . .    20,000        20,000           0             0%
Arthur Levine & Associates
30 Rowes Wharf
Boston, Massachusetts  02110

LONDON
SELECT
ENTERPRISES
(14). . . . 219,180       219,180           0              *
Post Office Box N-8199
Nassau, Bahamas

MARSHALL K.
LUTHER (15) .65,000        65,000           0             0%
867 Sweetwater Island Circle
Longwood, Florida  32779

ANDREA
McWILLIAMS
(16). . . . .   480           480           0             0%
82 Kilburn Road
Garden City, New York  11530

ALBERT
MORINI
(17). . . . . 8,056         8,056           0             0%
1049 Connoquenessing Terrace
Ellwood City, Pennsylvania  16117

<PAGE 32>


                                                     Percentage
                                                   of Outstanding
                                                     Shares of
                                        Number of    Common Stock
                                         Shares of      to be
                         Number of       Common     Beneficially
                         Shares of       Stock to    Owned After
             Number of  Common Stock be Beneficially  Completion
              Shares      Offered      Owned Assuming     of
Name and    of Common     for Sale    Sale of All    Distribution
Address of    Stock       Pursuant       Shares     Assuming Sale
Sellng    Beneficially   to this       Offered      of all Shares
Stockholder   Owned      Prospectus    Hereunder       Offered

MARCIA H.
MUSTO (18). .50,000        50,000           0             0%
c/o Fahnestock & Co., Inc.
Attention Teresa Collins
110 Wall Street
New York, New York 10005

JOHN
PERNER
(19). . . .  50,000        50,000           0             0%
310 Ledgemont Court
Atlanta, Georgia  30342

WILLIAM
RAWLINGS
(20) . . .   10,500        10,500           0             0%
11 Old Fort Avenue
Kennebunkport, Maine  04046

SANDS
BROTHERS
& CO.,
LTD. (21). .676,637       676,637           0             1%
101 Park Avenue
New York, New York  10178

THIRD
WORLD
INVESTMENTS
LTD (14). .  60,000        60,000           0             0%
Attention Gordon Mundy
Third Floor Murdoch House
South Quay, Douglas
Isle of Man IM1 5AS
<PAGE 33>


                                                     Percentage
                                                   of Outstanding
                                                     Shares of
                                        Number of    Common Stock
                                         Shares of      to be
                         Number of       Common     Beneficially
                         Shares of       Stock to    Owned After
             Number of  Common Stock be Beneficially  Completion
              Shares      Offered      Owned Assuming     of
Name and    of Common     for Sale    Sale of All    Distribution
Address of    Stock       Pursuant       Shares     Assuming Sale
Sellng    Beneficially   to this       Offered      of all Shares
Stockholder   Owned      Prospectus    Hereunder       Offered

STANLEY
TURK
(22) . . .   19,000        19,000           0             0%
90 North Broadway
Irving-on-Hudson, New York  10533

EARL
TYREE
(23) . . . . 18,000        18,000           0             0%
240 N. Line Drive
Apopka, Florida  32703

DOUGLAS
WALSH
(24). . . .  18,667        18,667           0             0%
906 Tamiami Trail
Ruskin, Florida  33570

    TOTAL NUMBER OF SHARES
    REGISTERED. . . . .           8,240,568
__________________________

*  Less than 1%.
<PAGE 34>


                       FOOTNOTES TO APPENDIX A

(1) On August 8, 1993, the Board of Directors approved the issuance to Allenstown Investment Company (``Allenstown'') of a warrant to acquire 600,000 shares of the Company's Common Stock at a price of $0.90 per share. Allenstown has exercised a portion of the warrant to the extent of 90,000 shares and has assigned a portion of the warrant equal to 20,000 shares to Mr. Arthur Levine, a Selling Stockholder.

(2)   Lee Chira was issued 75,000 shares of the Company's Common
      Stock in consideration of the performance of certain consulting services provided by Mr. Chira to the Company pursuant to an agreement dated March 15, 1995.

(3) Directions International holds warrants to acquire 50,000 shares of the Company's Common Stock with an exercise price of $0.53 per share. Such warrants were granted in consideration of the performance of certain consulting services provided by Directions International to the Company pursuant to an agreement dated December 29, 1995.

(4) The Four Horsemen, Ltd. (``Four Horsemen''), holds warrants to acquire 18,000 shares of the Company's Common Stock at a price of $0.988 per share, and intends to exercise the warrants immediately preceding a sale. Four Horsemen was granted the warrants in consideration for introducing to the Company certain foreign investors who purchased shares of the Company's Common Stock in offshore transactions pursuant to Regulation S, promulgated under the 33 Act.

(5) Daniel Gallery holds warrants to acquire 50,000 shares of the Company's Common Stock which were granted in consideration of the performance of certain consulting services provided by Daniel Gallery to the Company pursuant to a consulting agreement dated November 6, 1995. The exercise price of the warrants is $0.59 per share, the closing bid price of the Common Stock on the NASDAQ System on November 6, 1995.

(6) Dr. Gentile, a former member of the Board of Directors, was granted an option on June 19, 1993, for an aggregate of 15,000 shares at an exercise price of $1.25 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on June 18, 1993 was $1.25 per share. Dr. Gentile's exercise price was increased to $2.00 per share on January 31, 1994. The closing bid price of the
<PAGE 35>


      Company's Common Stock as quoted on the NASDAQ System on January 28, 1994 was $4.625 per share. Dr. Gentile exercised his option as to all 15,000 shares on February 14, 1994. On October 1, 1993, Dr. Gentile was granted an option to acquire 250 shares at an exercise price of $2.125 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1993, was $2.00 per share. On January 31, 1994, the exercise price of this option was reduced to $2.00 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on January 28, 1994 was $4.625 per share. This option expires on October 1, 2003. On October 1, 1994, Dr. Gentile was issued an option to purchase 1,000 shares at an exercise price of $2.75. The closing bid price of the Company's Common Stock as quoted on the NASDAQ system on September 30, 1994, was $2.875 per share. This option expires October 1, 2004. On October 1, 1995, Dr. Gentile was granted an option to purchase 1,000 shares at an exercise price of $0.59 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ system on September 30, 1995, was $0.59375 per share. This option expires on October 1, 2005. All of Dr. Gentile's options currently are exercisable.

(7) GFL Advantage Fund Ltd. acquired 4,000 shares of the Company's Series A Convertible Preferred Stock, $.01 par value (the ``Series A Preferred Stock''), in accordance with Regulation D, as promulgated under the 33 Act, and pursuant to a certain Securities Purchase Agreement dated as of April 16, 1996 at a purchase price of $1,000 per share. The terms of the Series A Preferred Stock provide that the holder thereof shall have the right to convert such shares into shares of Common Stock at any time after June 30, 1996 at a conversion price (the ``Conversion Price'') equal to 71.5%, which percentage is subject to adjustment upon the occurrence of certain events (the ``Conversion Percentage''), multiplied by the Average Market Price (as defined below) of the Common Stock for the five consecutive trading days ending one trading day prior to the date the notice of conversion is received from the holder by the Company. Under certain circumstances, the Company may require the holder of the Series A Preferred Stock to convert some or all of its shares of Series A Preferred Stock into Common Stock. In no case, however, shall the holder be permitted to hold, in the aggregate, such number of shares of Common Stock which would exceed 4.9% of the aggregate outstanding shares of Common Stock.
<PAGE 36>


      The ``Average Market Price'' of the Common Stock is the arithmetic average of the closing bid prices for the Common Stock for each trading day as quoted on the NASDAQ System or, if the NASDAQ System is not the principal trading market for the Common Stock, on the principal trading market for the Common Stock, or, if market value cannot be so calculated, the average fair market value during such period as reasonably determined in good faith by the Company's Board of Directors (all as appropriately adjusted for any stock dividend, stock split, or other similar transaction during such period or between the end of such period and the date of conversion). The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock is determined by dividing the stated value of the Series A Preferred Stock, which is equal to $1,000 (the ``Stated Value''), by the Conversion Price then in effect. See ``Description of Capital Stock-Preferred Stock-Series A Convertible Preferred Stock.'' The Company has estimated that 3,500,000 shares of Common Stock will be issuable to the holder of the Series A Preferred Stock upon conversion and is registering such number of shares pursuant to the Registration Statement of which this Prospectus is a part. In the event that the Series A Preferred Stock is convertible into a greater number of shares of Common Stock, additional Common Stock will be registered by the Company on behalf of the holder of the Series A Preferred Stock.

(8) GFL Performance Fund Ltd. acquired 1,337,524 shares of the Company's Common Stock in accordance with Regulation D, as promulgated under the 33 Act, and pursuant to a certain Securities Purchase Agreement dated as of April 16, 1996 at a price of $1.4953 per share.

(9) Mark G. Hollo holds warrants to acquire 676,644 shares of the Company's Common Stock at a price of $0.74 per share, and intends to exercise the warrants immediately preceding a sale. Mr. Hollo is the managing director of Sands Brothers & Co., Ltd., the placement agent for an offering of the Company's Common Stock conducted pursuant to Regulation S, as promulgated under the 33 Act, in consideration for services in connection with such offering. Such warrants were granted pursuant to a certain Selling Agreement dated February 6, 1995, as amended.

(10) J&C Resources, Inc. is the holder of 300,000 shares of Common Stock which it acquired on August 2, 1994, by exercising a warrant issued by the Company in consideration
<PAGE 37>


      for certain loans made to the Company by J&C Resources, Inc. The exercise price of such warrant was $1.375 per share.

(11) Pursuant to an agreement dated February 27, 1995, J.C. II Corporation has the right to acquire up to 300,000 shares upon the achievement of certain sales quotas by J.C. II Corporation with respect to the Company's products. The shares may be acquired at a price of $0.68750 per share.

(12) On July 7, 1992, the Company completed a private placement of certain units to Mr. Lampert and the Dennis Jones Revocable Trust U/T/A Dated 3/16/93 (collectively, the ``1992 Subscribers''), which consisted of one share of Common Stock and one warrant to purchase one share of Common Stock (``Units''). The Company sold the Units for $3.00 each. Under the terms of the warrants which comprised part of each Unit, the 1992 Subscribers had the right to acquire the number of shares of Common Stock equal to the number of Units purchased at an exercise price of $5.25 per share. On September 7, 1993, the Company granted to the 1992 Subscribers a reduction in the exercise price of the warrants from $5.25 per share to $1.25 per share, provided the warrants were exercised on or before September 16, 1993. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 6, 1993 was $2.00 per share. In addition, the Company also effectuated the placement of additional shares to the 1992 Subscribers at a per share price of $1.25.

      Pursuant to a letter agreement entered into by the Company, the Company agreed to register with the SEC all of the shares acquired by the investors in July, 1992, and all of the shares acquired pursuant to the exercise of the warrants which comprised part of the Units sold. In the event the registration of such shares was not completed within 150-days from the exercise of the warrants, the Company agreed to issue to the 1992 Subscribers additional warrants, expiring two years from the expiration of the 150-day period, to purchase the Company's Common Stock at an exercise price of 50% below the average trading price of the Company's Common Stock during such 150-day period. The 150-day period during which this registration statement was to be effective by the SEC expired on March 5, 1994. On November 18, 1994, the 1992 Subscribers exercised such warrants issued by the Company on March 5, 1994, at a price of $0.85 per share in consideration of the Company's agreement to file a registration statement in order to
<PAGE 38>


      register such shares on or before December 12, 1994. The Company failed to file such registration statement on or before December 12, 1994 and, as a result, the Company has agreed to issue to the 1992 Subscribers additional shares at a purchase price of $0.85 per share. The Company has agreed to register all of such shares.

      The following table sets forth the name of each 1992 Subscriber, the number of shares acquired through the purchase of Units in July, 1992, the number of shares acquired in 1994 by the exercise of warrants issued in July, 1992, the number of additional shares purchased in 1994, the number of penalty shares held, and the total number of shares beneficially owned by each such person as of November 30, 1994:


                    No. of     No. of
          No. of    Shares/    Addi-      No. of    Contin-  No. of
          Shares/   Warrants   tional     Penalty   gent     Shares
In-     Units     Acquired/  Shares     Shares    Penalty  Bene-
vestor  Acquired  Exercised  Purchased  Obtained  Shares   cially
Name    1992 (a)  1993 (b)   1993 (c)   (d)       (d)      Owned

Dennis   3,333     3,333      6,666      9,999     9,999    33,330
Jones,
Trustee
Dennis
Jones
Revoca-
ble
Trust,
U/T/A
Dated
03/16/93

Jack    10,001    10,001     20,002     30,003    30,003   100,010
Lampert

TOTALS  13,334    13,334     26,668     40,002    40,002   133,341


      (a)  Purchased at a price of $3.00 per share.
      (b)  Purchased at an exercise price of $1.28125 per share.
      (c)  Purchased at a price of $1.28125 per share.
      (d)  Purchased at a price of $0.85 per share.

<PAGE 39>


      Subsequent to July 15, 1994, Mr. Lampert and the Dennis Jones Revocable Trust U/T/A Dated 3/16/93 sold certain shares of Common Stock which they acquired in July, 1992, pursuant to Rule 144 promulgated under the 33 Act and pursuant to a registration statement previously filed by the Company. The shares referenced in Appendix A above with respect to each of the 1992 Subscribers represent the remaining shares held by each such 1992 Subscriber.

(13) KOI Communications Corporation holds warrants to acquire 40,000 shares of the Company's Common Stock which were granted in consideration of the performance of certain consulting services provided by KOI Communications Corporation to the Company pursuant to an agreement dated October 12, 1995. The exercise price of the warrants is $0.53 per share.

(14) London Select Enterprises (``London Select'') was issued warrants to acquire 279,180 shares of the Company's Common Stock at a price of $0.988 per share. London Select was granted the warrants in consideration for introducing to the Company certain foreign investors who purchased shares of the Company's Common Stock in offshore transactions pursuant to Regulation S, promulgated under the 33 Act. As of April 29, 1996, London Select assigned warrants to acquire 60,000 shares of Common Stock to Third World Investments Ltd. which participated with London Select in the Regulation S offshore transactions. London Select and Third World Investments Ltd. each intends to exercise the warrants immediately preceding a sale.

(15) Mr. Luther, a current member of the Company's Board of Directors, holds warrants to acquire 50,000 shares of Common Stock at a price of $0.6407 per share. These warrants were granted as compensation for work per the terms of Mr. Luther's agreement with the Company to serve as Senior Vice President of Marketing for a term of one year. In addition, Mr. Luther was granted options to acquire 15,000 shares of the Company's Common Stock on January 31, 1996, for an exercise price of $0.8125 per share, which option expires on January 31, 2006. None of these options have been exercised as of the date hereof.

(16) In consideration for consulting services provided to the Company, the Company issued to Andrea McWilliams 480 shares of Common Stock. The price used to determine the number of shares to be issued to Ms. McWilliams was $5.625 per share.
<PAGE 40>


      Ms. McWilliams also received $6,300 in cash compensation and reimbursement for travel and living accommodations.

(17) On December 6, 1994, Albert Morini, a former employee of the Company, acquired 21,121 shares of Common Stock for a price of $1.625. The purchase price for the shares was offset against certain obligations of the Company with respect to the payment of severance pay to Mr. Morini. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on December 5, 1994 was $1.625 per share.

(18) Marcia Musto was issued immediately exercisable warrants to acquire 50,000 shares of the Company's Common Stock at a price of $1.00 per share on February 20, 1994, in consideration of the achievement of certain sales levels by the Company. On March 15, 1996, Mrs. Musto exercised warrants for all 50,000 shares of Common Stock.

(19) On January 25, 1995, the Company entered into an agreement with John Perner pursuant to which Mr. Perner would be granted certain warrants to acquire up to 50,000 shares of Common Stock upon the Company distributing its products through retail supermarket chains or other distributors introduced by Mr. Perner. The warrants are exercisable at a price of $0.53125 per share.

(20) William Rawlings, a former member of the Board of Directors of the Company, held options to acquire an aggregate of 20,000 shares at an exercise price of $2.00 per share, and exercised options as to 10,000 of these shares on March 7, 1994. Thereafter, Mr. Rawlings sold certain of the shares obtained in connection with such exercise. Mr. Rawlings still holds 500 shares and options to acquire 10,000 shares.

(21) Sands Brothers & Co., Ltd. (``Sands''), holds warrants to acquire 676,637 shares of the Company's Common Stock at a price of $0.74 per share, and intends to exercise the warrants immediately preceding a sale. Sands was granted the warrants, in addition to receiving selling commissions and other compensation, in consideration for acting as placement agent for an offering of Common Stock conducted by the Company under a certain a certain Selling Agreement dated February 6, 1995, as amended, pursuant to Regulation S, as promulgated under the 33 Act.

<PAGE 41>


(22) Stanley Turk, a former member of the Board of Directors of the Company, held options to acquire an aggregate of 19,000 shares of the Company's Common Stock at an exercise price of $2.00 per share, of which 10,000 options were exercised on March 31, 1994. Mr. Turk still holds all 10,000 shares acquired on March 31, 1994 and options to acquire 9,000 additional shares.

(23) Mr. Tyree, a current member of the Board of Directors, was granted an option to acquire 15,000 shares of Common Stock on September 11, 1992 for an exercise price of $2.88 per share. This option expires on September 11, 2002. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 10, 1992 was $2.875 per share. Mr. Tyree was granted an additional option on October 1, 1993 to acquire 1,000 shares of Common Stock at an exercise price of $2.125 per share. This option expires on October 1, 2003. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1993 was $2.00 per share. The exercise price of all of Mr. Tyree's options was reduced to $2.00 per share on January 31, 1994. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on January 28, 1994 was $4.625 per share. On October 1, 1994, Mr. Tyree was granted an option to acquire 1,000 shares at an exercise price of $2.875 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1994, was $2.875 per share. This option expires on October 1, 2004. On October 1, 1995, Mr. Tyree was granted an option to acquire 1,000 shares at an exercise price of $0.59 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 29, 1995, was $0.59 per share. This option expires on October 1, 2005. All of Mr. Tyree's options currently are exercisable.

(24) Dr. Walsh, a current member of the Board of Directors, was granted an option to acquire 15,000 shares of Common Stock on January 31, 1992 for an exercise price of $3.00 per share. This option expires on January 31, 2002. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on January 30, 1992 was $2.50 per share. Dr. Walsh was granted an additional option on October 1, 1992 to acquire 667 shares of Common Stock at an exercise price of $2.875 per share. This option expires on October 1, 2002. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1992 was $2.625 per share. On October 1,
<PAGE 42>


      1993, Dr. Walsh was granted an option to acquire 1,000 shares at an exercise price of $2.125 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1993 was $2.00 per share. The exercise price of all of Dr. Walsh's options was reduced to $2.00 per share on January 31, 1994. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on January 28, 1994 was $4.625 per share. On October 1, 1994, Dr. Walsh was granted an option to acquire 1,000 shares at an exercise price of $2.875 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1994, was $2.875 per share. This option expires on October 1, 2004. On October 1, 1995, Dr. Walsh was granted an option to acquire 1,000 shares at an exercise price of $0.59 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1995, was $0.59 per share. This option expires on October 1, 2005. All of Dr. Walsh's options currently are exercisable.
<PAGE 43>


                        [THIS PAGE INTENTIONALLY LEFT
                            BLANK AND UNNUMBERED]
<PAGE 44>
__________________________________      _________________________

   No dealer, salesman, or other
person has been authorized to give
any information or to make any
representations other than those
contained in this Prospectus, and,
if given or made, such information
or representations must not be
relied upon as having been so
authorized.  This Prospectus
does not constitute an offer to                GALAXY
sell or a solicitation of an               FOODS COMPANY
offer to buy such securities in
any jurisdiction to any person            8,240,568 Shares
to whom it is unlawful to make
such an offer or solicitation
in such jurisdiction.  Neither              Common Stock
the deliver of this Prospectus
nor any sale hereunder shall,
under any circumstances, create
any implication that there has
been no change in the affairs of
the Company since the date
hereof or that the information
contained herein is correct as           ___________________
of any time subsequent to its
date.                                         PROSPECTUS
                                         ___________________
         TABLE OF CONTENTS

                           Page

Available Information . . . .  7
Incorporation of Certain
Information by Reference. . .  7
Risk Factors. . . . . . . . .  9
The Company . . . . . . . . . 18
Selling Stockholders. . . . . 19
Plan of Distribution. . . . . 20
Use of Proceeds . . . . . . . 23
Determination of Offering
  Price . . . . . . . . . . . 23
Description of Capital
  Stock . . . . . . . . . . . 24
Legal Matters . . . . . . . . 26
Experts . . . . . . . . . . . 27
Appendix A--Selling
Stockholders. . . . . . . . . 28
<PAGE 45>


   Until [_________, 1996] (90
days after the date of this
Prospectus), all dealers effecting
transactions in the registered
securities, whether or not
participating in this distribution,
may be required to deliver a
Prospectus.  This is in addition
to the obligation of dealers to
deliver a Prospectus when acting
as underwriters and with respect
to their unsold allotments or
subscriptions.



                                          [May ___, 1996]
______________________________          ______________________________
<PAGE 46>


                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated except the SEC registration fee.

SEC Registration Fee. . . . . . . . . . . . .       $   5,594.35
NASD Filing Fee . . . . . . . . . . . . . . .           2,122.36
Blue Sky Fees and Expenses. . . . . . . . . .          10,000.00*
Printing Expenses . . . . . . . . . . . . . .          10,000.00*
Legal Fees and Expenses . . . . . . . . . . .          20,000.00*
Accounting Fees and Expenses. . . . . . . . .          12,000.00*
Transfer Agent Fees . . . . . . . . . . . . .           1,500.00*
Miscellaneous . . . . . . . . . . . . . . . .             783.29*

      Total . . . . . . . . . . . . . . . . .       $  62,000.00*

__________________

* Estimated

Item 15.  Indemnification of Directors and Officers.

      The Certificate of Incorporation of Galaxy Foods Company (the ``Registrant'') and the statutes of the State of Delaware provide for broad indemnification of the officers and directors of the Registrant for liabilities arising from actions taken by them on behalf of the Registrant. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the ``33 Act'') may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the ``SEC'') such indemnification is against public policy as expressed in the 33 Act and is, therefore, unenforceable.

Item 16.  Exhibits.

      The following Exhibits are filed as part of this Registration Statement.

<PAGE 47>


 Exhibit No.                   Exhibit Description

     5 Opinion of Baker & Hostetler, dated May 2, 1996, regarding legality of shares being offered
            (Filed herewith.)

    23.1    Consent of Baker & Hostetler, dated May 2, 1996
            (Contained in its opinion filed as Exhibit 5.)

    23.2 Consent of BDO Seidman, LLP, dated May 2, 1996 (Filed herewith.)

    27      Financial Data Schedule (Filed herewith.)

<PAGE 48>

Item 17.  Undertakings.

      The Registrant undertakes to:

      (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i)   Include any prospectus required by section
10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ``Calculation of Registration Fee'' table in this Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 34 Act that are incorporated by referenced in the Registration Statement.

      (b) For the purpose of determining any liability under the 33 Act, as amended, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the 33 Act may be permitted to directors, officers, and
<PAGE 49>

controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 33 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 33 Act and will be governed by the final adjudication of such issue.

      The Registrant undertakes that (a) for purposes of determining any liability under the 33 Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the 33 Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (b) for the purpose of determining any liability under the 33 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
<PAGE 50>


                                 SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Orlando, State of Florida this 6th day of May, 1996.

                                        GALAXY FOODS COMPANY



                                        By:  /s/ Angelo S. Morini
                                             ANGELO S. MORINI,
                                             President



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                  Title                   Date

/s/ Angelo S. Morini    Chairman of the Board of      May 6, 1996
ANGELO S. MORINI        Directors, President, Chief
                        Executive Officer (Principal
                        Executive Officer) and
                        Director

/s/ LeAnn H. Davis      Chief Financial Officer       May 6, 1996
LEANN H. DAVIS          (Principal Financial Officer
                        and Principal Accounting
                        Officer)

/s/ Marshall K. Luther  Director                      May 6, 1996
MARSHALL K. LUTHER

/s/ Earl G. Tyree       Director                      May 6, 1996
EARL G. TYREE

___________________     Director                      May 6, 1996
DOUGLAS A. WALSH
<PAGE 51>


                                  EXHIBITS
<PAGE 52>


                               EXHIBITS INDEX


                                                            Page
Exhibit No.            Exhibit Description                   No.


     5      Opinion of Baker & Hostetler, dated May 2,
            1996, regarding legality of shares being offered (Filed herewith.)

    23.1    Consent of Baker & Hostetler, dated May 2,
            1996 (Contained in its opinion filed as
            Exhibit 5.)

    23.2    Consent of BDO Seidman, LLP, dated May 2,
            1996 (Filed herewith.)

    27      Financial Data Schedule (Filed herewith.)


<PAGE 53>


                                  EXHIBIT 5

              Opinion of Baker & Hostetler, dated May 2, 1996,
                 regarding legality of shares being offered
<PAGE 54>



                                 May 2, 1996



Galaxy Foods Company
2441 Viscount Row
Orlando, Florida 32809

Gentlemen:

      We have acted as counsel for Galaxy Foods Company, a Delaware corporation (the "Company"), in connection with the registration of shares of common stock of the Company, par value $.01 per share (the "Shares"), pursuant to the Registration Statement of Form S-3 filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), and the proposed sale of the Shares by those individuals identified on Appendix A of the Prospectus which forms part of the Registration Statement (the "Selling Stockholders") in accordance with the Registration Statement.

      Based upon an examination and review of such documents as we have deemed necessary, relevant, or appropriate, we are of the opinion that (i) those Shares currently owned by the Selling Stockholders and indicated on such Appendix A as being offered for sale under the Registration Statement have been validly issued, are fully paid and nonassessable; and (ii) the Company has the power to issue Shares to the Selling Stockholders indicated in such Appendix A as being issuable upon exercise of options or warrants, upon such Selling Stockholders' exercise of stock options and/or warrants and upon issuance, such Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which constitutes a part of the Registration Statement.

                                        Very truly yours,


                                        BAKER & HOSTETLER
<PAGE 55>


                                EXHIBIT 23.1

               Consent of Baker & Hostetler, dated May 2, 1996
               (Contained in its Opinion filed as Exhibit 5.)
<PAGE 56>


                                EXHIBIT 23.2

                     Consent of BDO Seidman, LLP, dated
                                 May 2, 1996
<PAGE 57>


                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS



Galaxy Foods Company
Orlando, Florida


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated May 19, 1995, except for Note 12, which is as of June 5, 1995, relating to the financial statements of Galaxy Foods Company appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1995.




                                        BDO Seidman, LLP


Orlando, Florida
May 2, 1996
<PAGE 58>


                                 EXHIBIT 27

                           Financial Data Schedule